================================================================================

STATE DEPARTMENT OF ASSESSMENTS
          AND TAXATION

      APPROVED FOR RECORD
      8/15/95 at 1007 a.m.

                              Pacholder Fund, Inc.



                             Articles Supplementary



                       Creating and Fixing the Rights of

                        6.95% Cumulative Preferred Stock

================================================================================

Section                            Heading                                Page


Article I       Preferred Stock............................................. 1

   Section 1.     Dividends................................................. 1
   Section 2.     Liquidation Rights........................................ 3
   Section 3.     Redemption................................................ 4
   Section 4.     Voting Rights............................................. 8
   Section 5.     Coverage and Other Financial Tests....................... 11
   Section 6.     Prohibited Actions....................................... 14

Article II      Amendments; Class Voting................................... 15

Article III     Definitions................................................ 15

Attachments to preferred Stock Purchase Agreement


Schedule I -- Discount Factors Supplied by Moody's
Schedule II -- Discount Factors Supplied by Standard & Poor's
Schedule III -- Industry Categories
Exhibit A -- Form of Certificate of Asset Coverage
Exhibit B  -- Form of Certificate of Eligible Portfolio Coverage

                            Articles Supplementary
                       Creating and Fixing the Rights of
                      6.95% Cumulative Preferred Stock of
                             Pacholder Fund, Inc.

     Pacholder Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          First: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth of the charter of the Corporation, the Board of Directors has duly reclassified 1,650,000 authorized and unissued shares of the Common Stock (par value $.0l per share) of the Corporation into a class of preferred stock designated as the "6.95% Cumulative Preferred Stock" (the "Preferred Stock") and has provided for the issuance of shares of such class.

          Second: The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Preferred Stock of the Corporation as set by the Board of Directors are as hereinafter set forth:

                                   Article I
                                Preferred Stock

Section 1.    Dividends; Additional Dividends.

   (a)(i) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends on each share of Preferred Stock at the rate of 6.95% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference thereof and no more, payable quarterly on the first day of each February, May, August and November in each year commencing November 1, 1995 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifteenth day of the month immediately preceding such Dividend Payment Date (or, if any such day is not a Business Day, then on the next succeeding Business Day) in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends. Dividends on shares of Preferred Stock shall accumulate from the date on which such shares are originally issued ("Date of Original Issue"). Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period". Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                     Section 1.  Dividends

Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors.

          (ii) Holders of shares of Preferred Stock shall also be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, additional cash dividends ("Additional Dividends") on each share of Preferred Stock at the rate of 8.95% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the amount of (x) any dividend on such share of Preferred Stock that is not paid when due pursuant to Section 1 and (y) the Liquidation Preference of such share of Preferred Stock that is not redeemed on the redemption date relating thereto pursuant to Section 3(a), (b) or (c), plus any Make-Whole Premium, in each case from and including the date on which such dividend or Liquidation Preference was otherwise payable, to but not including the payment date thereof, payable to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on any Business Day not exceeding 30 days preceding the payment date thereof in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends.

        (b)(i) Any dividends on the shares of Preferred Stock (including, without limitation, any Additional Dividends) shall be paid pro rata on all outstanding shares of Preferred Stock. No holders of shares of Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in Section 1(a) on shares of Preferred Stock.

          (ii) For so long as shares of Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock ranking junior to the Preferred Stock as to dividends and upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Asset Coverage and the Eligible Portfolio Coverage would be met, (B) full cumulative dividends on all shares of Preferred Stock due on or prior to the date of the transaction (including, without limitation, any Additional Dividends) have been declared and paid (or sufficient Deposit Securities have been set apart for their payment) and (C) the Corporation has redeemed the full number of shares of Preferred Stock required to be redeemed by any provision contained herein for mandatory redemption.

          (iii) Any dividend payment made on the shares of Preferred Stock shall first be credited against the dividends (including, without limitation, any Additional Dividends) accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                     Section 1.  Dividends

          (c) Not later than the 10th Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities having a combined value sufficient to pay the dividends that are payable on such Dividend Payment Date and maturing on or prior to such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

Section 2.     Liquidation Rights.

          (a) In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $20 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends (including, without limitation, any Additional Dividends) accrued to and including the date fixed for such distribution or payment, whether or not declared by the Corporation, plus the Make-Whole Premium, but such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

          (b) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, the Liquidation Preference, plus an amount equal to all unpaid dividends (including, without limitation, any Additional Dividends) accrued to and including the date fixed for such distribution or payment, whether or not declared by the Corporation, plus the Make-Whole Premium, but such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

          (c) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock shall be insufficient to permit the payment in full to such holders of the Liquidation Preference, plus an amount equal to all unpaid dividends (including, without limitation, any Additional Dividends) accrued to and including the date of such liquidation, dissolution or winding up, whether or not declared by the Corporation, plus the Make-Whole Premium (the "Total Liquidation Preference"), then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if the Total Liquidation Preference were paid in full. Unless and until the Total Liquidation Preference has been

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                    Section 3.  Redemption

paid in full to the holders of shares of Preferred Stock, no dividends or distributions shall be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation.

Section 3.    Redemption.

    Shares of Preferred Stock shall be redeemed by the Corporation as provided below:
          (a) Scheduled Mandatory Redemption. On August 1, 2000 the Corporation shall redeem, out of funds legally available therefor, all of the then outstanding shares of Preferred Stock at a price equal to $20 per share plus accumulated and unpaid dividends (including, without limitation, any Additional Dividends and whether or not declared by the Corporation) through the date of redemption (the "Redemption Price") upon Notice of Redemption.

          (b) Special Mandatory Redemptions. (i) If on any Asset Coverage Cure Date the Corporation is required to redeem any shares of Preferred Stock pursuant to Section 5(d) hereof, then the Corporation shall, by the close of business on such Asset Coverage Cure Date, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of such shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, the number of shares of Preferred Stock equal to the minimum number of shares (but in no event fewer than 50,000 shares) the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Asset Coverage Cure Date, would have resulted in the Asset Coverage having been met on such Asset Coverage Cure Date or, if the Asset Coverage cannot be restored, all outstanding shares of Preferred Stock, at the Redemption Price plus the Make-Whole Premium.

          (ii) If on any Eligible Portfolio Cure Date the Corporation is required to redeem any shares of Preferred Stock pursuant to Section 5(e) hereof, then the Corporation shall, by the close of business on such Eligible Portfolio Cure Date, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of such shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, the number of shares of Preferred Stock equal to the minimum number of shares (but in no event fewer than 50,000 shares) the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Portfolio Cure Date, would have resulted in the Eligible Portfolio Coverage having been met on such Eligible Portfolio Cure Date or, if the Eligible Portfolio Coverage cannot be restored, all outstanding shares of Preferred Stock, at the Redemption Price plus the Make-Whole Premium.

          (iii)  If the Corporation shall

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                    Section 3.  Redemption

          (A) fail to pay full dividends on the Preferred Stock on any Dividend Payment Date;

          (B) fail to make any mandatory redemption of the Preferred Stock as and when, and in the full amount required by, any of the provisions of Sections 3(a) or 3(b) hereof;

          (C) incur or be liable in respect of any indebtedness for borrowed money or issue senior securities (as defined in the 1940 Act as in effect on August 1, 1995) other than the shares of Preferred Stock (for this purpose any guaranty of indebtedness of another Person and any reimbursement obligation in connection with any standby letter of credit shall be deemed to be indebtedness for borrowed money);

          (D) overdraw any bank account (except as may be necessary for the clearance of security transactions);

          (E) cease to employ as its sole investment adviser, as that term is defined in the 1940 Act as in effect on August 1, 1995, either the Advisor or another Person in which Pacholder Associates, Inc., has at least a 50% equity interest (both in net income and control), except with the prior written consent of the holders of the outstanding shares of Preferred Stock;

          (F) fail to qualify as a regulated investment company as defined in Subchapter M of the Internal Revenue Code of 1986, as amended;

          (G) create, incur or suffer to exist, or agree to create incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt, or other encumbrance of any kind in respect of any of its property;

          (H) cease to be a registered closed-end investment company under the 1940 Act or take any action to liquidate the Corporation; or

          (I) sell or otherwise transfer all or substantially all of the assets of the Corporation in a single transaction or group of related transactions;

then and in any such event the Corporation shall, (1) in the case of an event specified in (A), (C), (D) or (F) above, if such event shall remain uncured on the close of business on the fifth Business Day after such event shall occur and shall not have been cured, or (2) in the case of an event specified in (B), (E),
(G), (H) or (I) above, by the close of business on the date any such event shall occur, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                    Section 3.  Redemption

outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

          (iv) If the Corporation shall have been advised by any Rating Agency that its rating on the Preferred Stock shall be reduced below "AAA" (or the equivalent rating of any successor Rating Agency), then the Corporation shall, by the close of business on such date, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

          (v) If any representation or warranty made by the Corporation or the Advisor in that certain Preferred Stock Purchase Agreement dated as of August 1, 1995, or made by the Corporation or the Advisor in any statement or certificate furnished by the Corporation or the Advisor in connection with the consummation of the issuance and delivery of the Preferred Stock, is untrue in any material respect as of the date of the issuance or making thereof, then the Corporation shall, by the close of business on the date the Corporation first obtains knowledge of such misrepresentation, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

          (vi) If any statement, certificate or other written information furnished by the Corporation or the Advisor to the holders of the Preferred Stock at any time subsequent to the issuance and delivery of the Preferred Stock pursuant to the requirements of that certain Preferred Stock Purchase Agreement dated as of August 1, 1995 or these Articles Supplementary is incorrect as at the date of the delivery thereof, and such error could reasonably be expected to materially affect adversely the Preferred Stock, then the Corporation shall, by the close of business the fifth Business Day after the date the Corporation first obtains knowledge of such misrepresentation, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

          (c) Optional Redemptions. The Corporation may at any time upon the prior delivery of a Notice of Redemption (which shall specify a redemption date of not

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                    Section 3.  Redemption

fewer than 30 days nor more than 45 days after the date of such notice) redeem the Preferred Stock, in whole or in part, at the Redemption Price plus the Make-Whole Premium.

          (d) Procedures for Redemption. (i) If the Corporation shall be required to redeem shares of Preferred Stock pursuant to this Section 3, it shall send a notice (a "Notice of Redemption") with respect to such redemption by overnight air courier or by facsimile communication to each holder of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation. Each such Notice of Redemption shall state: (A) the redemption date; (B) the number of shares of Preferred Stock to be redeemed from such holder; (C) the CUSIP number(s) of such shares; (D) the Redemption Price;
(E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption; (F) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (G) the provisions of this Section 3 under which such redemption is made; and (H) the estimate of the Make-Whole Premium, if any, payable in connection with such redemption, including a reasonably detailed calculation thereof.

          (ii) If the Corporation shall give a Notice of Redemption, then concurrently with the giving of such Notice of Redemption, the Corporation shall
(A) deposit in trust with the Paying Agent Deposit Securities having a combined value sufficient to effect the redemption of the shares of Preferred Stock to be redeemed and maturing on or prior to such redemption date and (B) give the Paying Agent irrevocable instructions and authority to pay the Redemption Price and any Make-Whole Premium to the holders of the shares of Preferred Stock called for redemption on the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price and the Make-Whole Premium, if any), all rights of the holders of the shares of Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and the Make-Whole Premium, if any, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any Deposit Securities in excess of the aggregate Redemption Price and any Make-Whole Premium of the shares of Preferred Stock called for redemption on such date. Any Deposit Securities so deposited in respect of the Redemption Price and any Make-Whole Premium for the redemption of shares of Preferred Stock that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                    Section 3.  Redemption

   to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

          (iii) On or after any redemption date, each holder of shares of Preferred Stock that are subject to redemption on such redemption date shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price and any Make-Whole Premium, without interest.

          (iv) In the case of any redemption of less than all of the shares of Preferred Stock pursuant to these Articles Supplementary, such redemption shall be made pro rata from each holder of shares of Preferred Stock in accordance with the respective number of shares held by each such holder on the date fixed for such redemption.

          (v) Notwithstanding the other provisions of this Section 3, the Corporation shall not redeem shares of Preferred Stock unless all accumulated and unpaid dividends on all outstanding shares of Preferred Stock for all applicable past Dividend Periods (including, without limitation, any Additional Dividends) shall have been or are contemporaneously paid or declared and Deposit Securities for the payment of such dividends shall have been deposited with the Paying Agent as set forth in Section 1(c) hereof.

          (vi) If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the shares of Preferred Stock to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of shares of Preferred Stock as it shall have legally available funds, or is otherwise able, to redeem ratably from each holder whose shares are to be redeemed and the remainder of the shares of Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Notice of Redemption.

Section 4.      Voting Rights.

   (a) General. Except as otherwise provided by law or as specified in these Articles Supplementary, the Preferred Stock shall have equal voting rights with every other outstanding voting stock of the Corporation and each holder of the Preferred Stock shall be entitled to one vote for each share held on each matter on which the holders of the Preferred Stock are entitled to vote. Except as otherwise provided in these Articles Supplementary or by law, the holders of the Preferred Stock and the Common Stock shall vote together as one class on all matters submitted to the stockholders of the Corporation; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, (i) the holders of the Preferred Stock shall be entitled as a class, to the exclusion of the holders of the Common Stock, to elect two directors of the Corporation, the identities of the nominees for which directorships may be fixed by the Board of Directors, (ii) the holders of the Common Stock shall be entitled as a class, to the exclusion of the holders of the

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                 Section 4.  Voting Rights

Preferred Stock, to elect two directors of the Corporation, the identities of the nominees for which directorships may be fixed by the Board of Directors, and (iii) subject to Section 4(b) hereof, the holders of a majority of the shares of Common Stock and Preferred Stock voting together as a single class shall be entitled to elect the remaining directors of the Corporation.

          (b) Right to Elect Majority of Board of Directors.  (i) If at any time
(A) dividends on the Preferred Stock shall be unpaid in an amount equal to two full years' dividends on the Preferred Stock or (B) the Corporation shall have failed to redeem any shares of Preferred Stock pursuant to Section 3(a) or 3(b) hereof when required (a "Voting Period"), then the number of directors constituting the entire Board of Directors shall be automatically increased by the smallest number of additional directors that, when added to the number of directors then constituting the Board of Directors, shall (together with the two directors elected by the holders of Preferred Stock pursuant to Section 4(a) hereof) constitute a majority of such increased number, and the holders of Preferred Stock shall be entitled, voting as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of such additional directors that shall constitute a majority of the total number of directors of the Corporation so increased.

          (ii) The Voting Period and the voting rights so created upon the occurrence of the conditions set forth in this Section 4(b) shall continue unless and until (A) all dividends in arrears on the Preferred Stock shall have been paid or declared (including, without limitation, any Additional Dividends) and sufficient Deposit Securities for the payment of such dividends deposited in trust with the Paying Agent as set forth in Section 1(c) hereof and (B) all shares of Preferred Stock required to be redeemed pursuant to Section 3(a) or 3(b) hereof have been redeemed or sufficient Deposit Securities to pay the full Redemption Price, any Make-Whole Premium and any Additional Dividends for such shares shall have been deposited in trust with the Paying Agent as set forth in
Section 3(d)(ii) hereof and the requisite Notice of Redemption shall have been given. Upon the termination of a Voting Period, the voting rights described in this Section 4(b) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this Section 4(b).

          (c) Voting Procedures. (i) As soon as practicable after the accrual of any right of the holders of the Preferred Stock to elect directors pursuant to Section 4(b) hereof, the Corporation shall call a special meeting of the holders of the Preferred Stock, by notice duly given to such holders by the proper officers of the Corporation, which meeting shall be held not less than 10 nor more than 60 days after the date of mailing of such notice. If the Corporation does not give notice of such special meeting, the meeting may be called by any holder of the Preferred Stock on like notice, with a copy to the Corporation. The record date for determining the holders of the Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is given. At any such special meeting and at each meeting held during a Voting Period at which directors are elected, the holders of the Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                 Section 4.  Voting Rights

in Section 4(b) hereof on a one-vote-per-share basis. In the absence of a quorum (as set forth in the Maryland General Corporation Law), a majority of the holders of the shares of Preferred Stock present in person or by proxy at any such meeting shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present. Any action required or permitted to be taken at a meeting of the holders of the Preferred Stock may be taken without a meeting if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each holder of the Preferred Stock entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

          (ii) For purposes of determining any rights of the holders of the Preferred Stock to vote on any matter, whether such right is created by these Articles Supplementary, by statute or otherwise, no holder of the Preferred Stock shall be entitled to vote and no share of Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares of Preferred Stock entitled to vote or shares of Preferred Stock deemed outstanding for quorum purposes, as the case may be, sufficient Deposit Securities for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3(d) hereof.

          (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of the Preferred Stock to elect directors pursuant to Section 4(b) hereof shall continue, notwithstanding the election at such meeting by the holders of the Preferred Stock of the number of directors that they are entitled to elect, and the persons so elected by the holders of the Preferred Stock, together with the incumbent directors, shall constitute the duly elected directors of the Corporation.

          (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the directors elected by the holders of the Preferred Stock pursuant to Section 4(b) hereof shall terminate and the two directors elected by the holders of the Common Stock voting as a separate class, the two directors elected by the holders of the Preferred Stock voting as a separate class and the remaining directors elected by the holders of the Common Stock and the Preferred Stock voting together as a single class pursuant to Section 4(a) hereof and who are incumbent shall constitute the directors of the Corporation and the voting rights of the holders of the Preferred Stock to elect directors pursuant to
Section 4(b) hereof shall cease, subject to reinstatement as provided in Section 4(b) hereof.

          (v) The directors elected by the holders of the Preferred Stock pursuant to Section 4(a)(i) or 4(b) hereof shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of the Preferred Stock. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the holders of the Preferred Stock) may be filled only by vote of the holders of the Preferred Stock, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary                                 Section 4.  Voting Rights

the remaining director) who were elected by the holders of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall be filled as provided in the Corporation's By-Laws.

Section 5.   Coverage and Other Financial Tests.

     (a) Determination of Compliance. For so long as any shares of Preferred Stock are outstanding, the Corporation shall make the following determinations:

          (i) Asset Coverage. As of each Asset Coverage Evaluation Date, whether the Asset Coverage is met. The calculation of the Asset Coverage on such date and whether the Asset Coverage is met shall be set forth in a Certificate (a "Certificate of Asset Coverage") in the form attached hereto as Exhibit A and dated as of such Asset Coverage Evaluation Date.

          (ii) Eligible Portfolio Coverage. As of each Eligible Portfolio Evaluation Date, the Eligible Portfolio Coverage Amount and whether the Eligible Portfolio Coverage is met. The calculation of the Eligible Portfolio Coverage Amount and whether the Eligible Portfolio Coverage is met shall be set forth in a Certificate (a "Certificate of Eligible Portfolio Coverage") in the form attached hereto as Exhibit B and dated as of such Eligible Portfolio Evaluation Date.

     (b) Certificates as to Compliance. (i) If, on any Asset Coverage Evaluation Date the Asset Coverage is not met, the Corporation shall on such date (each, an "Asset Coverage Non-Compliance Date") telephonically notify each holder of such non-compliance and within two Business Days following such Asset Coverage Non-Compliance Date deliver to each holder by overnight courier or by facsimile communications (to be simultaneously confirmed by overnight delivery) a Certificate of Asset Coverage. If the Asset Coverage is met on any Asset Coverage Evaluation Date during any fiscal quarter of the Corporation, the Corporation shall cause the Certificate of Asset Coverage with respect to such Asset Coverage Evaluation Date, together with each other Certificate of Asset Coverage prepared by the Corporation in such fiscal quarter of the Corporation, to be delivered to the Paying Agent and to each holder of Preferred Stock not later than the close of business on the fifth Business Day after the Asset Coverage Evaluation Date that is the last Business Day of such fiscal quarter of the Corporation.

     (ii) If, on any Eligible Portfolio Evaluation Date the Eligible Portfolio Coverage is not met, the Corporation shall on such date (each, an "Eligible Portfolio Coverage Non-Compliance Date") telephonically notify each holder of such non-compliance and within two Business Days following such Eligible Portfolio Coverage Non-Compliance Date deliver to each holder by overnight courier or by facsimile communications (to be simultaneously confirmed by overnight delivery) a Certificate of Eligible Portfolio Coverage. If the Eligible Portfolio Coverage is met on any Eligible Portfolio Evaluation Date during any fiscal quarter of the Corporation, the Corporation shall cause the Certificate of Eligible Portfolio Coverage with respect to such Eligible Portfolio Evaluation Date, together with each other Certificate of Eligible Portfolio Coverage prepared by the Corporation in such

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary            Section 5.  Coverage and Other Financial Tests

fiscal quarter of the Corporation, to be delivered to the Paying Agent and to each holder of Preferred Stock not later than the close of business on the fifth Business Day after the Eligible Portfolio Evaluation Date that is the last Business Day of such fiscal quarter of the Corporation.

          (iii) In the event that a Certificate is not delivered to the Paying Agent when required, the Asset Coverage or the Eligible Portfolio Coverage, as the case may be, will be deemed not to have been met as of the date required.

          (c) Accountants' Certificates. With respect to (i) the Certificate of Asset Coverage relating to any Asset Coverage Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation and relating to any Asset Coverage Cure Date and (ii) the Certificate of Eligible Portfolio Coverage relating to (x) the Date of Original Issue (to be provided pursuant to Section 6 hereunder), (y) any Eligible Portfolio Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation and (z) any Eligible Portfolio Cure Date, the Corporation shall obtain from the Independent Accountants a written communication (each such written communication being referred to herein as an "Accountants' Certificate") confirming that:

               (A) with respect to the Asset Coverage, (1) the calculations set forth in the related Certificate of Asset Coverage are mathematically accurate and (2) the Independent Accountants have traced the prices used by the Corporation in determining the value of the Corporation's assets in accordance with the 1940 Act (as in effect on August 1, 1995) to the prices provided to the Corporation by the Pricing Agent for such purpose and verified that such information agrees; and

               (B) with respect to the Eligible Portfolio Coverage, (1) the calculations set forth in the related Certificate of Eligible Portfolio Coverage are mathematically accurate, (2) the method used by the Corporation in determining whether the Eligible Portfolio Coverage is met is in accordance with the applicable requirements of these Articles Supplementary, (3) the Independent Accountants have traced the prices used by the Corporation in the determination of Discounted Value of Eligible Portfolio Property to the prices provided to the Corporation by the Pricing Agent for purposes of such determination and verified that such information agrees, (4) the assets listed as Eligible Portfolio Property in the related Certificate conform to the descriptions of Eligible Portfolio Property set forth in these Articles Supplementary and (5) the Independent Accountants have verified the calculations in a Certificate of Eligible Portfolio Coverage randomly selected by the Independent Accountants, which was completed by the Corporation during the fiscal quarter of the Corporation to which such Accountants' Certificate relates.

          The Corporation shall cause each Accountants' Certificate, together with the related Certificate of Asset Coverage, to be delivered to the Paying Agent by the close of business on any related Asset Coverage Cure Date and on the fifth Business Day after any related Asset Coverage Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation. The Corporation shall cause each Accountants' Certificate, together with the

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary            Section 5.  Coverage and Other Financial Tests

related Certificate of Eligible Portfolio Coverage, to be delivered to the Paying Agent not later than the close of business on any related Eligible Portfolio Cure Date and on the fifth Business Day following any related Eligible Portfolio Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation. The Corporation shall also cause each Accountants' Certificate, together with the related Certificate, to be contemporaneously delivered to each holder of the Preferred Stock. In the event of any difference between the Corporation's calculations as shown on a Certificate and the Independent Accountants' calculations as shown on an Accountants' Certificate, such calculations of the Independent Accountants shall control.

          (d) Failure to Meet Asset Coverage. If the Asset Coverage is not met as of any Asset Coverage Evaluation Date as shown in a Certificate of Asset Coverage or if an Accountants' Certificate confirming a Certificate of Asset Coverage is not timely delivered as contemplated by Section 5(c) hereof, then the Corporation shall, by the close of business on the related Asset Coverage Cure Date, deliver to the Paying Agent and to each holder of the Preferred Stock a Certificate of Asset Coverage together with an Accountants' Certificate showing that the Asset Coverage (i) is met or (ii) would have been met as of the date of such Certificate after giving effect to a redemption of shares of Preferred Stock (as if such redemption had occurred immediately prior to the opening of business on the date of such Certificate). If clause (ii) of this
Section 5(d) is applicable, the Corporation shall by the close of business on the related Asset Coverage Cure Date give a Notice of Redemption as described in
Section 3(b)(i) hereof with respect to the redemption of a sufficient number of shares of Preferred Stock to enable it to meet the requirements of this Section 5(d) (but in no event fewer than 50,000 shares), and deposit in trust with the Paying Agent Deposit Securities having a combined value sufficient to effect the redemption of the shares of Preferred Stock to be redeemed, as contemplated by
Section 3(d)(ii) hereof.

          (e) Failure to Meet Eligible Portfolio Coverage. If the Eligible Portfolio Coverage is not met as of any Eligible Portfolio Evaluation Date as shown in a Certificate of Eligible Portfolio Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Portfolio Coverage is not timely delivered as contemplated by Section 5(c), then the Corporation shall, by the close of business on the related Eligible Portfolio Cure Date, deliver to the Paying Agent and to each holder of Preferred Stock a Certificate of Eligible Portfolio Coverage together with an Accountants' Certificate showing that the Eligible Portfolio Coverage (i) is met or (ii) would have been met as of the date of such Certificate after giving effect to a redemption of shares of Preferred Stock (as if such redemption had occurred immediately prior to the opening of business on the date of such Certificate). If clause (ii) of this
Section 5(e) is applicable, the Corporation shall by the close of business on the related Eligible Portfolio Cure Date give a Notice of Redemption as described in Section 3(b)(ii) hereof with respect to the redemption of a sufficient number of shares of Preferred Stock to enable it to meet the requirements of this Section 5(e) (but in no event fewer than 50,000 shares), and deposit in trust with the Paying Agent Deposit Securities having a combined value sufficient to effect the redemption of the shares of Preferred Stock to be redeemed, as contemplated by Section 3(d)(ii) hereof.

Pacholder Fund, Inc.                                 Article I.  Preferred Stock
Articles Supplementary            Section 5.  Coverage and Other Financial Tests

          (f) Status of Shares Called for Redemption. For purposes of determining whether the Asset Coverage and the Eligible Portfolio Coverage are met, (i) no share of the Preferred Stock shall be deemed to be outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Securities to pay the full Redemption Price, any Make-Whole Premium and any Additional Dividends for such share shall have been deposited in trust with the Paying Agent and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Securities deposited with the Paying Agent shall not be included in determining whether the Asset Coverage or the Eligible Portfolio Coverage are met.

Section 6.      Prohibited Actions; Additional Reporting Requirements.

          (a) The Corporation shall not, without the prior written confirmation of the Rating Agency that such action will not have an adverse effect on the rating of the Preferred Stock required to be maintained by the Corporation by
Section 3(b)(iv) hereof, (i) lend securities; (ii) issue any class of stock ranking prior to or on parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation; (iii) engage in any short sales; (iv) sell or purchase futures or options; (v) merge or consolidate with any other corporation; (vi) authorize, assume, or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, provided that the Corporation may borrow money to clear securities transactions if the Asset Coverage is met after giving effect to such borrowing; or (vii) engage in reverse repurchase obligations.

          (b) The Corporation shall provide the Rating Agency with a Certificate of Eligible Portfolio Coverage:

                (i)  on the Date of Original Issue;

               (ii) on the third Business Day following any Eligible Portfolio Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation;

              (iii) when (x) the Eligible Portfolio Coverage Amount is less than or equal to 125% or (y) the Eligible Portfolio Coverage is not met on any Eligible Portfolio Evaluation Date;

               (iv)  on any Eligible Portfolio Cure Date; and

                (v) upon the request of any Rating Agency at any time market conditions warrant.

Pacholder Fund, Inc.                                 Article III.  Definitions
Articles Supplementary

                                  Article II
                           Amendments; Class Voting

     As long as any shares of Preferred Stock are outstanding (1) the Corporation may not (a) petition the courts to file the Corporation into bankruptcy, dissolve the Corporation or liquidate the Corporation's assets, or consent to a petition seeking liquidation, reorganization or other relief under applicable laws of any jurisdiction relating to bankruptcy, insolvency, or reorganization, (b) merge or consolidate with any corporation, (c) convert to open-end status, or (d) sell all or substantially all of its assets, without the approval of a Majority of the Outstanding Shares of Preferred Stock and a Majority of the Outstanding Shares of Common Stock, each voting as a separate class; (2) the adoption of any plan of reorganization adversely affecting either the Preferred Stock or the Common Stock shall require the separate approval of a Majority of the Outstanding Shares of such class; (3) any action requiring a vote of security holders under Section 13(a) of the 1940 Act shall require the approval of a Majority of the Outstanding Shares of Preferred Stock and a Majority of the Outstanding Shares of Common Stock, each voting as a separate class; (4) the Corporation may not (a) amend, alter or repeal any of the preferences, rights or powers of the Preferred Stock, (b) increase or decrease the number of shares of Preferred Stock authorized to be issued, (c) create, authorize, or issue any class or series of stock ranking on parity with or senior to the Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation, dissolution, or the winding up of the affairs of the Corporation, (d) create, authorize, assume, or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, provided that this shall not prevent the Corporation from clearing securities transactions in the ordinary course of business or (e) create, incur, or suffer to exist or agree to the creation, incurrence, or existence of any lien, mortgage, pledge, charge, or security upon any of the assets of the Corporation, without the approval of a Majority of the Outstanding Shares of Preferred Stock, voting separately as a class; (5) the holders of the Preferred Stock and the Common Stock shall vote as separate classes in connection with the election of directors as provided in Section 4 of Article I hereof; and (6) the Common Stock and the Preferred Stock shall vote as separate classes to the extent otherwise required under Maryland law or the 1940 Act.

                                  Article III
                                  Definitions

     Unless the context or use indicates a different meaning, the following terms when used in these Articles Supplementary shall have the meanings set forth below, whether such terms are used in the singular or plural and regardless of their tense:

     "Accountants' Certificate" shall have the meaning set forth in Section 5(c) of Article I hereof.

     "Additional Dividends" shall have the meaning set forth in Section 1(a)(ii) of Article I hereof.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


     "Advisor" means Pacholder & Company, an Ohio general partnership.

     "Asset Coverage" and "Asset Coverage is met" means, as of any date of determination, that the ratio of (i) the value of the Corporation's total assets in accordance with the 1940 Act (as in effect on August 1, 1995), less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act as in effect on August 1, 1995), to (ii) the sum of (x) the aggregate amount of senior securities representing indebtedness of the Corporation, (y) the aggregate Liquidation Preference of all outstanding shares of Preferred Stock and (z) the amount of all unpaid dividends (including without limitation, any Additional Dividends) accrued to and including the date of determination, whether or not declared by the Corporation, on all outstanding shares of Preferred Stock, is at least 300% (or such greater asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its common stock).

     "Asset Coverage Cure Date" means the fifth Business Day following any related Asset Coverage Evaluation Date.

     "Asset Coverage Evaluation Date" means (1) the Business Day immediately preceding (a) each dividend declaration date for the Common Stock and (b) the date on which any Common Stock is to be purchased by the Corporation, (2) the last Business Day of each fiscal quarter of the Corporation; and (3) unless Asset Coverage has been determined in such week on a day specified in clause (1) or clause (2) of this paragraph, each Thursday following the Date of Original Issue or, if any such day is not a Business Day, then the immediately preceding Business Day.

     "Asset Coverage Non-Compliance Date" shall have the meaning set forth in
Section 5(b)(i) of Article I hereof.

     "Basic Maintenance Amount" means, as of any date of determination, (x) the dollar amount equal to (A) the sum of (a) the aggregate Liquidation Preference of all shares of Preferred Stock then outstanding, plus an amount equal to the Make-Whole Premium which would be payable if all outstanding shares of Preferred Stock were redeemed on such date; (b) an amount equal to accrued but unpaid dividends (including without limitation, any Additional Dividends) on each share of Preferred Stock then outstanding from the most recent Dividend Payment Date to which full dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date, then from the Date of Original Issue) through the next succeeding Eligible Portfolio Evaluation Date plus all dividends to accrue during the 73 days following such Eligible Portfolio Evaluation Date; (c) the principal amount of any then outstanding indebtedness of the Corporation for money borrowed; and (d) the greater of (i) $200,000 or (ii) the Corporation's liabilities (including interest on indebtedness referred to in clause (c) above) due and payable as of such date of determination and such liabilities projected to become due and payable by the Corporation during the 90 days following such date of determination, in each case to the extent not otherwise reflected in any of clauses (a) through

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


(c) above; less (B) the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of dividends on or redemptions of the Preferred Stock.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means a day on which the New York Stock Exchange is open for trading and that is neither a Saturday, Sunday nor any other day on which banks in the City of New York are generally closed.

     "Cash" means such coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

     "Certificate" means the Certificate of Eligible Portfolio Coverage or the Certificate of Asset Coverage, as the case may be, each of which shall be executed by the principal accounting officer of the Corporation, which officer was elected by the Board of Directors pursuant to Section 32(b) of the 1940 Act, or a duly elected assistant treasurer of the Corporation acting under the supervision and direction of such principal accounting officer.

     "Certificate of Asset Coverage" shall have the meaning set forth in Section 5(a)(i) of Article I hereof.

     "Certificate of Eligible Portfolio Coverage" shall have the meaning set forth in Section 5(a)(ii) of Article I hereof.

     "Common Stock" means the Common Stock (par value $. 01 per share) of the Corporation.

     "Corporate Bonds" means corporate debt obligations (other than Short-Term Money Market Instruments, U.S. Government obligations or commercial paper with a maturity of less than 30 days) rated from "CCC"/"B3 (senior)" and "Caa (unsecured subordinated)" to "AAA"/"Aaa" by the Rating Agencies (or rated as provided below in the case of commercial paper), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash,
(b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act, (except that such requirement shall not apply with respect to commercial paper),
(d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)) and (e) are not in default. In addition, so long as the Preferred Stock may be rated by either of the Rating Agencies, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary




percentage limitation set forth in this definition of Corporate Bonds the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitations):

                                                Column (1)                Column (2)                        Column (3)
                                                                        Maximum Percent                Maximum Percent of
                                                                        of Market Value             Market Value of Eligible
                                              Minimum Original        of Eligible Portfolio            Portfolio Property,
                                             Issue Size of Each      Property, Invested in any         Invested in any One
Rating Agencies' Ratings/1/                 Issue ($ in Millions)        One Issuer/2/                Industry Category/2/

"AAA"/"Aaa"......................                    $100                   10.0%                            50.0%
"AA"/"Aa"........................                     100                   10.0                             33.3
"A"/"A"..........................                     100                   10.0                             33.3
"BBB"/"Baa"......................                     100                    5.0                             20.0
"BB"/"Ba"........................                     100 /3/                4.0                             12.0
"B"/"B1", "B2" and "B3
  (subordinated)"................                     100 /3/                3.0                              8.0
"CCC"/"B3 (senior)" and "Caa
  (unsecured
   subordinated)"/4/.............                     100 /3/                2.0                              5.0


-------------------------------------
/1/ References to ratings by the Rating Agencies in this definition and throughout these Arti cles Supplementary will indicate the Standard & Poor's rating followed by the Moody's rating in the format shown. Rating designations include (+) and (-) modifiers to the Standard & Poor's rating where appropriate except that corporate debt obligations rated "CCC-" do not constitute Corporate Bonds. In the event that a Corporate Bond has received a different rating from Standard & Poor's than from Moody's, the restrictions relating to the lower rating will apply.

/2/ The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

/3/ 20% of the aggregate Market Value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

/4/ Corporate debt obligations in this rating category must be subordinated debt of the issuer with an implied senior rating by Standard & Poor's of "B-" or higher to constitute Corporate Bonds. The aggregate Market Value of corporate debt obligations in this rating category in excess of 20% of the aggregate Market Value of the Fund's assets will not be included in the calculation of the Basic Maintenance Amount

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

                                               Column (1)                Column (2)                      Column (3)
                                                                        Maximum Percent                Maximum Percent of
                                                                        of Market Value             Market Value of Eligible
                                             Minimum Original         of Eligible  Portfolio           Portfolio Property,
                                             Issue Size of Each      Property, Invested in  any        Invested in any One
Rating Agencies' Ratings/1/                 Issue ($ in millions)        One Issuer/2/                Industry Category/2/

"A-1+"/"P-1" /5/................                   N/A                      10.0                             N/A
"A-1"/"P-1" /5/.................                   N/A                      10.0                             33.3
"A-2"/"P-2" /5/.................                   N/A                       5.0                             20.0


     In addition, the term "Corporate Bonds" shall include debt obligations satisfying such other criteria established by the Rating Agencies in their sole discretion and designated in writing to the Corporation.

     "Corporation" means Pacholder Fund, Inc., a Maryland corporation.

     "Date of Original Issue" shall have the meaning set forth in Section l(a) of Article I hereof.

     "Deposit Securities" means Cash, U.S. Government Obligations and Short-Term Money Market Instruments. Except for purposes of determining the Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable at least one day prior to the applicable payment date in advance of which the relevant deposit is made.

     "Discount Factor Supplied by Moody's" means, for any asset held by the Corporation, (i) the number set forth opposite such type of asset in Schedule I or (ii) such other number established by Moody's in its sole discretion and designated in writing to the Corporation (it being understood that any asset held by the Corporation and not listed in Schedule I shall have a Discounted Value of zero).

     "Discount Factor Supplied by Standard & Poor's" means, for any asset held by the Corporation, (i) the number set forth opposite such type of asset in
Schedule II or (ii) such other number established by Standard & Poor's in its sole discretion and designated in writing to the Corporation (it being understood that any asset held by the Corporation and not listed in Schedule II shall have a Discounted Value of zero).

     "Discounted Value," with respect to any asset held by the Corporation as of any date, means the quotient of the Market Value of such asset divided by the applicable Discount Factor Supplied by Standard & Poor's or the applicable Discount Factor Supplied by Moody's, as the case may be, provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property for the purpose of determining the Basic

------------------------------
5  Represents commercial paper investments.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


Maintenance Amount as of any date exceed the unpaid principal balance or face amount of such asset as of that date. With respect to the calculation of the aggregate Discounted Value of any Corporate Bond included in the Corporation's Eligible Portfolio Property, such calculation shall be made using the criteria set forth in the definitions of Corporate Bonds and Market Value. With respect to the calculation of the aggregate Discounted Value of the Corporation's Eligible Portfolio Property for the purpose of determining the Basic Maintenance Amount, such aggregate Discounted Value shall be the aggregate Discounted Value calculated using the Discount Factors Supplied by Standard & Poor's or the aggregate Discounted Value calculated using the Discount Factors Supplied by Moody's, whichever aggregate Discounted Value is lower. Notwithstanding any other provisions of these Articles Supplementary, any Type V, VI, VII or VIII Corporate Bond that has a remaining term to maturity of more than 30 years, and any asset to which a Discount Factor is not assigned in Schedule I or II, shall have a Discounted Value of zero.

     "Dividend Payment Date" with respect to the Preferred Stock means any date on which dividends are payable pursuant to the provisions of Section l(a) of
Article I hereof.

     "Dividend Period" shall have the meaning set forth in Section l(a) of
Article I hereof.

     "Eligible Portfolio Coverage Amount" as of any date of determination means
(1) the aggregate Discounted Value of all Eligible Portfolio Property expressed as a percentage of (2) the Basic Maintenance Amount.

     "Eligible Portfolio Coverage" and "Eligible Portfolio Coverage is met" means, as of any date of determination, that the Eligible Portfolio Coverage Amount as of such date is at least 100%.

     "Eligible Portfolio Coverage Non-Compliance Date" shall have the meaning set forth in Section 5(b)(ii) of Article I hereof.

     "Eligible Portfolio Cure Date" means the eighth Business Day after a related Eligible Portfolio Evaluation Date.

     "Eligible Portfolio Evaluation Date" means (a) every other Thursday following the Date of Original Issue or, if any such day is not a Business Day, then the immediately preceding Business Day and (b) the last Business Day of each fiscal quarter of the Corporation.

     "Eligible Portfolio Property" shall include (i) Corporate Bonds (including, without limitation, commercial paper with a maturity of at least 30 days rated at the time of the Corporation's investment therein at least "A-2"/"P-2" by the Rating Agencies; provided that commercial paper holdings rated "A-1"/"P-1" by the Rating Agencies, when combined with commercial paper holdings rated "A-2"/"P-2" by the Rating Agencies, shall not constitute more than 20% of the Market Value of the assets of the Corporation; provided further that holdings of "A-1"/"P-1" commercial paper must be divided equally among at least three issuers and that holdings of "A-2"/"P-2" commercial paper must be divided equally among at

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


least five issuers), Cash, U.S. Government Obligations, and Short-Term Money Market Instruments and (ii) other assets which may be established by the Rating Agencies in their sole discretion and designated in writing to the Corporation; provided that, any securities of the Corporation's portfolio subject to call option obligations shall not constitute Eligible Portfolio Property.

     "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

     "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-rate, variable-rate or adjustable-rate (level pay), fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

     "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

     "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-rate, variable-rate or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

     "GNMA" means the Government National Mortgage Association, and includes any successor thereto.

     "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-rate, variable-rate or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

     "Independent Accountants" means a nationally recognized firm of accountants that is, with respect to the Corporation, a firm of independent public accountants under the Securities Act.

     "Industry Category" means, as to Corporate Bonds, any of the industry categories set forth in Schedule III.

     "Liquidation Preference" shall have the meaning set forth in Section 2(a) of Article I hereof.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary



     "Majority of the Outstanding Shares" as to any approval of stockholders means the affirmative vote, at the annual or a special meeting of the stockholders of the Corporation duly called, (1) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy; or (2) of more than 50% of the outstanding voting securities of the Corporation, whichever is less. To the extent stockholders of the Corporation are required to vote as a separate class or classes with respect to any matter, such requirements shall apply on a class-by-class basis.

     "Make-Whole Premium" means, with respect to any share of Preferred Stock, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to such share of Preferred Stock over the amount of the Liquidation Preference of such share of Preferred Stock, provided that the Make-Whole Premium may in no event be less than zero. For the purposes of determining the Make-Whole Premium, the following terms have the following meanings:

         "Discounted Value" means, with respect to any share of Preferred Stock, the amount obtained by discounting all Remaining Scheduled Payments with respect to such share of Preferred Stock from their respective scheduled payment or mandatory redemption dates to the Settlement Date with respect to such share of Preferred Stock, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which dividends on the Preferred Stock are payable) equal to the Reinvestment Yield with respect to such share of Preferred Stock.

         "Reinvestment Yield" means, with respect to any share of Preferred Stock, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such share of Preferred Stock, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such share of Preferred Stock as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such share of Preferred Stock, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such share of Preferred Stock as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


         "Remaining Average Life" means, with respect to any share of Preferred Stock, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such share of Preferred Stock and the scheduled mandatory redemption date of such share of Preferred Stock.

         "Remaining Scheduled Payments" means, with respect to any share of Preferred Stock, all scheduled mandatory redemptions of such share of Preferred Stock and all dividends thereon that would otherwise be due after the Settlement Date with respect to such share of Preferred Stock if no redemption of such share of Preferred Stock were made.

         "Settlement Date" means, with respect to any share of Preferred Stock, the date on which such share of Preferred Stock is to be redeemed pursuant to Section 2, 3(b) or 3(c) of Article I hereof.

     "Market Value" means the amount determined with respect to specific assets of the Corporation (i) in the manner set forth below or (ii) such other manner as is established by the Rating Agencies in their sole discretion and designated in writing to the Corporation:

         (a) as to any Corporate Bond, (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the applicable Reporting Date, and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers (who must be members of the National Association of Securities Dealers Inc.) with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect any rating assigned to the Preferred Stock by the Rating Agencies) to the Pricing Agent, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by the Pricing Agent (provided that evidence of the bid quotes furnished by the Pricing Agent shall be maintained with the records of the Corporation and available for inspection by the holders of the Preferred Stock), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Eligible Portfolio Evaluation Date), or if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

         (b) as to U.S. Government Obligations and Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreement), the product of
     (i) the face amount or aggregate principal amount of such U.S. Government Obligations or Short Term Money Market Instruments, as the case may be, and
     (ii) the lower of the bid prices for the same kind of securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers (who must be members of the National Association of Securities Dealers Inc.) with a minimum capitalization of $25 million or by one such

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


     securities dealer and any other source (provided that the utilization of such source would not adversely affect any rating assigned to the Preferred Stock by the Rating Agencies) to the Pricing Agent, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by the Pricing Agent (provided that evidence of the bid quotes furnished by the Pricing Agent shall be maintained with the records of the Corporation and available for inspection by the holders of the Preferred Stock), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

         (c) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof; and

         (d) as to any other asset of the Corporation, such value as the Rating Agencies may establish in their sole discretion and designate in writing to the Corporation.

     Upon any failure to obtain two bid prices as described in paragraphs (a) and (b) above with respect to any item of Eligible Portfolio Property as of any Eligible Portfolio Evaluation Date, the Corporation shall notify the Rating Agencies in writing. As used in the definition of Market Value, "in writing" includes telecopies, telexes or other electronic transcription, or a computer-obtained quotation reducible to written form.

     "Moody's" means Moody's Investors Service, Inc. and includes any successor thereto.

     "1940 Act" means the Investment Company Act of 1940, as amended from time to time, except as otherwise herein provided.

     "Notice of Redemption" shall have the meaning set forth in Section 3(d)(i) of Article I hereof.

     "Paying Agent" means The Provident Bank and its successors or any other paying agent appointed by the Corporation.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means the 6.95% Cumulative Preferred Stock (par value $.0l per share) of the Corporation.

     "Pricing Agent" means Pacholder Associates, Inc. or, with the prior written consent of the holders of the outstanding shares of Preferred Stock, any other Person responsible for determining the net asset value of the Corporation.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

     The term "principal" of a debt security means the principal of the security plus, when applicable, the premium, if any, on the security.

     "Rating Agencies" or "Rating Agency" means, collectively, Standard & Poor's and Moody's and, individually, Standard & Poor's or Moody's, as the case may be.

     "Redemption Price" shall have the meaning set forth in Section 3(a) of
Article I hereof.

     "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, means the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined pursuant to these Articles Supplementary or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available; provided, that no such price shall be deemed to be available as of a Reporting Date if such price is not available as of a date within five Business Days next preceding the date as of which the determination of such Market Value is to be made.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Short-Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition of such instrument by the Corporation, the remaining term to maturity thereof is not more than 30 days;

         (a) demand deposits in, certificates of deposit of, bankers' acceptance issued by, or federal funds sold to, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated at least "A-l" by Standard & Poor's and "P-1" by Moody's; and provided further that, Short-Term Money Market Instruments invested in a depository institution rated "A-1"/"P-1" by the Rating Agencies shall not constitute more than 20% of the Market Value of the assets of the Corporation/6/;

         (b) repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and the commercial paper or other unsecured short-term debt obligations of which are rated at least "A-1" by Standard & Poor's and "P-1" by Moody's, which must be

--------------------------
/6/ Eurodollar deposits are eligible securities issued by such depository institution through its head office or any branch in a country whose sovereign rating is the same or higher than that of the issuing bank. In addition, such depository institution's Eurodollar deposits may be deposited through a Cayman Island branch operating under a 'B operating license,' which must be verified by such depository institution.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

     repurchased within one Business Day from the date such repurchase obligation was entered into;

         (c) commercial paper rated at the time of the Corporation's investment therein at least "A-l" by Standard & Poor's and "P-1" by Moody's; provided that commercial paper holdings rated "A-1"/"P-1" by the Rating Agencies, when combined with commercial paper holdings rated "A-2"/"P-2" by the Rating Agencies, shall not constitute more than 20% of the Market Value of the assets of the Corporation; provided further that holdings of "A-1"/"P-1" commercial paper must be divided equally among at least three issuers; and

         (d) United States Treasury Bills.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. and includes any successor thereto.

     "Total Liquidation Preference" shall have the meaning set forth in Section 2(c) of Article I hereof.

     "Type I Corporate Bonds" means Corporate Bonds whose present rating is "AAA"/"Aaa" by the Rating Agencies.

     "Type II Corporate Bonds" means Corporate Bonds whose present rating is no greater than "AA+"/"Aa1" and not less than "AA-"/"Aa3" by the Rating Agencies.

     "Type III Corporate Bonds" means Corporate Bonds whose present rating is no greater than "A+"/"A1" and not less than "A-"/"A3" by the Rating Agencies.

     "Type IV Corporate Bonds" means Corporate Bonds whose present rating is no greater than "BBB+"/"Baal" and not less than "BBB-"/"Baa3" by the Rating Agencies.

     "Type V Corporate Bonds" means Corporate Bonds whose present rating is no greater than "BBa+"/"Ba1" and not less than "BB-"/"Ba3" by the Rating Agencies.

     "Type VI Corporate Bonds" means Corporate Bonds whose present rating is no greater than "B+"/"Bl" and not less than "B"/"B3 (subordinated)" by the Rating Agencies.

     "Type VII Corporate Bonds" means Corporate Bonds whose present rating is "B-" by Standard & Poor's.

     "Type VIII Corporate Bonds" means Corporate Bonds whose present rating is "CCC+ (subordinated)" by Standard & Poor's with an implied senior rating of "B-" or greater and rated at least "Caa (subordinated)" by Moody's.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


     "Type IX Corporate Bonds" means Corporate Bonds whose present rating is "CCC" by Standard & Poor's with an implied senior rating of "B-" or greater or rated at least "Caa (unsecured subordinated)" by Moody's.

     "United States" means the United States of America.

     "U.S. Government Obligations" means direct obligations of the United States (not including, however, Treasury interest only STRIPS and Treasury principal only STRIPS); provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

     "Voting Period" shall have the meaning set forth in Section 4(b)(i) of
Article I hereof.

Pacholder Fund, Inc.
Articles Supplementary




     In Witness Whereof, Pacholder Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 15, 1995.


                                               Pacholder Fund, Inc.
Witness:


/s/ James P. Shanahan, Jr.                     By /s/ Anthony L. Longi, Jr.
------------------------------                    ------------------------------
James P. Shanahan, Jr.                            Anthony L. Longi, Jr.
Secretary                                         President

     THE UNDERSIGNED, President of Pacholder Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                               /s/ Anthony L. Longi, Jr.
                                               ---------------------------------
                                               Anthony L. Longi, Jr.
                                               President

                     DISCOUNT FACTORS SUPPLIED BY MOODY'S

                                                                 Discount Factor
                                                                 ---------------
Type I Corporate Bonds having a remaining term to maturity
 of one year or less:                                                 1.13
Type I Corporate Bonds having a remaining term to maturity
 of more than one year but not more than two years:                   1.20
Type I Corporate Bonds having a remaining term to maturity
 of more than two years but nor more than three years:                1.25
Type I Corporate Bonds having a remaining term to maturity
 of more than three years but not more than four years:               1.32
Type I Corporate Bonds having a remaining term to maturity
 of more than four years but not more than five years:                1.37
Type I Corporate Bonds having a remaining term to maturity
 of more than five years but not more than seven years:               1.47
Type I Corporate Bonds having a remaining term to maturity
 of more than seven years but not more than 10 years:                 1.55
Type I Corporate Bonds having a remaining term to maturity
 of more than 10 years but not more than 15 years:                    1.61
Type I Corporate Bonds having a remaining term to maturity
 of more than 15 years but not more than 20 years:                    1.68
Type I Corporate Bonds having a remaining term to maturity
 of more than 20 years but not more than 30 years:                    1.70
Type II Corporate Bonds having a remaining term to maturity
 of one year or less:                                                 1.19
Type II Corporate Bonds having a remaining term to maturity
 of more than one year but not more than two years:                   1.26
Type II Corporate Bonds having a remaining term to maturity
 of more than two years but not more than three years:                1.31
Type II Corporate Bonds having a remaining term to maturity
 of more than three years but not more than four years:               1.38
Type II Corporate Bonds having a remaining term to maturity
 of more than four years but not more than five years:                1.44
Type II Corporate Bonds having a remaining term to maturity
 of more than five years but not more than seven years:               1.54
Type II Corporate Bonds having a remaining term to maturity
 of more than seven years but not more than 10 years:                 1.62
Type II Corporate Bonds having a remaining term to maturity
 of more than 10 years but not more than 15 years:                    1.69
Type II Corporate Bonds having a remaining term to maturity
 of more than 15 years but not more than 20 years:                    1.76
Type II Corporate Bonds having a remaining term to maturity
 of more than 2 years but not more than 30 years:                     1.78
Type III Corporate Bonds having a remaining term to maturity
 of one year or less:                                                 1.24


                                  Schedule I
                          (to Articles Supplementary)

Type III Corporate Bonds having a remaining term to maturity of
 more than one year but not more than two years:                            1.32
Type III Corporate Bonds having a remaining term to maturity of
 more than two years but not more than three years:                         1.37
Type III Corporate Bonds having a remaining term to maturity of
 more than three years but not more than four years:                        1.44
Type III Corporate Bonds having a remaining term to maturity of
 more than four years but not more than five years:                         1.50
Type III Corporate Bonds having a remaining term to maturity of
 more than five years but not more than seven years:                        1.61
Type III Corporate Bonds having a remaining term to maturity of
 more than seven years but not more than 10 years:                          1.69
Type III Corporate Bonds having a remaining term to maturity of
 more than 10 years but not more than 15 years:                             1.76
Type III Corporate Bonds having a remaining term to maturity of
 more than 15 years but not more than 20 years:                             1.84
Type III Corporate Bonds having a remaining term to maturity of
 more than 20 years but not more than 30 years:                             1.86
Type IV Corporate Bonds having a remaining term to maturity of
 one year or less:                                                          1.30
Type IV Corporate Bonds having a remaining term to maturity of
 more than one year but not more than two years:                            1.38
Type IV Corporate Bonds having a remaining term to maturity of
 more than two years but not more than three years:                         1.43
Type IV Corporate Bonds having a remaining term to maturity of
 more than three years but not more than four years:                        1.50
Type IV Corporate Bonds having a remaining term to maturity of
 more than four years but not more than five years:                         1.57
Type IV Corporate Bonds having a remaining term to maturity of
 more than five years but not more than seven years:                        1.68
Type IV Corporate Bonds having a remaining term to maturity of
 more than seven years but not more than 10 years:                          1.77
Type IV Corporate Bonds having a remaining term to maturity of
 more than 10 years but not more than 15 years:                             1.84
Type IV Corporate Bonds having a remaining term to maturity of
 more than 15 years but not more than 20 years:                             1.92
Type IV Corporate Bonds having a remaining term to maturity of
 more than 20 years but not more than 30 years:                             1.94
Type V Corporate Bonds having a remaining term to maturity of
 one year or less:                                                          1.40
Type V Corporate Bonds having a remaining term to maturity of
 more than one year but not more than two years:                            1.49
Type V Corporate Bonds having a remaining term to maturity of
 more than two years but not more than three years:                         1.55
Type V Corporate Bonds having a remaining term to maturity of
 more than three years but not more than four years:                        1.63

Type V Corporate Bonds having a remaining term to maturity of
 more than four years but not more than five years:                        1.70
Type V Corporate Bonds having a remaining term to maturity of
 more than five years but not more than seven years:                       1.82
Type V Corporate Bonds having a remaining term to maturity of
 more than seven years but not more than 10 years                          1.91
Type V Corporate Bonds having a remaining term to maturity of
 more than 10 years but not more than 15 years:                            1.99
Type V Corporate Bonds having a remaining term to maturity of
 more than 15 years but not more than 20 years:                            2.09
Type V Corporate Bonds having a remaining term to maturity of
 more than 20 years but not more than 30 years:                            2.10
Type VI Corporate Bonds having a remaining term to maturity of
 one year or less:                                                         1.51
Type VI Corporate Bonds having a remaining term to maturity of
 more than one year but not more than two years:                           1.60
Type VI Corporate Bonds having a remaining term to maturity of
 more than two years but not more than three years:                        1.67
Type VI Corporate Bonds having a remaining term to maturity of
 more than three years but not more than four years:                       1.76
Type VI Corporate Bonds having a remaining term to maturity of
 more than four years but not more than five years:                        1.83
Type VI Corporate Bonds having a remaining term to maturity of
 more than five years but not more than seven years:                       1.95
Type VI Corporate Bonds having a remaining term to maturity of
 more than seven years but not more than 10 years:                         2.06
Type VI Corporate Bonds having a remaining term to maturity of
 more than 10 years but not more than 15 years:                            2.15
Type VI Corporate Bonds having a remaining term to maturity of
 more than 15 years but not more than 20 years:                            2.25
Type VI Corporate Bonds having a remaining term to maturity of
 more than 20 years but not more than 30 years:                            2.26
Type VIII Corporate Bonds having a remaining term to maturity of
 not more than 30 years:                                                   2.60
Type IX Corporate Bonds having a remaining term to maturity of
 not more than 30 years:                                                   2.60

U.S. Government Obligations having a remaining term to maturity of
 90 days or less:                                                          1.08
U.S. Government Obligations having a remaining term to maturity of
 more than 90 days but not more than five years:                           1.31
U.S. Government Obligations having a remaining term to maturity of
 more than five years but not more than 10 years:                          1.47
U.S. Government Obligations having a remaining term to maturity of
 more than 10 years but not more than 15 years:                            1.53

U.S. Government Obligations having a remaining term to maturity of
 more than 15 years but not more than 30 years:                            1.62
Cash and Short-Term Money Market Instruments:                              1.00

                DISCOUNT FACTORS SUPPLIED BY STANDARD & POOR'S

Type of Eligible Portfolio Property                              Discount Factor
-----------------------------------                              ---------------

Type I Corporate Bonds:                                                 1.50
Type II Corporate Bonds:                                                1.55
Type III Corporate Bonds:                                               1.60
Type IV Corporate Bonds:                                                1.65
Type V Corporate Bonds:                                                 1.70
Type VI Corporate Bonds:                                                1.80
Type VII Corporate Bonds:                                               1.90
Type VIII Corporate Bonds:                                              2.05
Type IX Corporate Bonds:                                                2.20
U.S. Government Obligations having a remaining term to maturity of
  90 days or less:                                                      1.064
U.S. Government Obligations having a remaining term to maturity of
  more than 90 days but not more than five years:                       1.239
U.S. Government Obligations having a remaining term to maturity of more than five years but not more than 10 years: 1.341
U.S. Government Obligations having a remaining term to maturity of
  more than 10 years but not more than 15 years:                        1.422
U.S. Government Obligations having a remaining term to maturity of
  more than 15 years but not more than 30 years:                        1.422
Cash and demand deposits in institutions rated "A-1+":                  1.00
Commercial paper having a rating of "A-1+" with maturities not
  greater than 30 days and held in lieu of cash until Maturity:         1.00
Short-Term Money Market Instruments:
  having a maturity of 2 to 30 days                                     1.064
  having a maturity of 1 day and repurchase obligations                 1.00
Commercial paper having a rating of at least "A-1" from Standard &
  Poor's or "P-1" from Moody's at the time of the Corporation's
  investment therein:                                                   1.064
Commercial paper having a rating of at least "A-2" but lower than
  "A-1" from Standard & Poor's or "P-2" from Moody's at the time
  of the Corporation's investment therein:                              1.65



                                  Schedule II
                          (to Articles Supplementary)


                              INDUSTRY CATEGORIES
Aerospace and defense                               Food Service
   Aircraft manufacturer/components                   Food service/restaurant
   Arms and ammunition                                Vending
Air transport                                       Foreign corporations
Automotive                                          Foreign governments or provinces
   Manufacturers                                    Forest products
   Parts and equipment                                Building materials
   Tire and rubber                                    Paper products and containers
Beverage and tobacco                                Healthcare
Broadcast radio and television                        Medical equipment/supply
Brokerages/securities dealers/investment            Hospital management
houses
Building and Development                            Home furnishings
   Builders                                           Appliances
   Land development/real estate                       Furniture/fixtures
   Mobile homes                                       Housewares
   Real Estate Investment Trusts                    Hotels/motels/inns and casinos
Business equipment and services                     Industrial equipment
   Graphic arts                                       Machinery
   Office equipment/computers                         Manufacturing/industrial
   Data processing service bureaus                    Specialty instruments
   Computer software                                Insurance
Cable television                                    Leisure
Chemical/plastics                                     Leisure goods
   Coatings/paints/varnishes                          Leisure activities/motion pictures
Clothing/Textiles                                   Nonferrous metals/minerals
Conglomerates                                         Aluminum producers
Containers and glass products                         Other metal/mineral producers
Cosmetics/toiletries                                  Mining (including coal)
Drugs                                               Oil and gas
Ecological services and equipment                     Producers/refiners
   Waste disposal services and equipment              Gas pipelines
Electronics/electric                                Publishing
   Equipment                                        Rail industries
   Components                                         Railroads
Equipment leasing                                     Rail equipment
   Auto leasing/rentals                             Retailers (other than food/drug)
   Equipment leasing                                Steel
   Data processing equipment service/leasing        Supranational agencies
Farming/agriculture                                 Surface transport
   Agricultural products and equipment                Shipping/shipbuilding
   Fertilizers                                        Trucking
Financial intermediaries                            Telecommunications/cellular communications
   Banking                                          Utilities
   Finance companies                                  Electric
Food/drug retailers                                   Local gas
                                                      Water

                                 Schedule III
                          (to Articles Supplementary)

                     FORM OF CERTIFICATE OF ASSET COVERAGE

                          USF&G-PACHOLDER FUND, INC.
                       6.95% CUMULATIVE PREFERRED STOCK
                           TOTAL ASSET COVERAGE TEST

-------------------------------------------------------------------------------

          Total Assets less Liabilities (A)

     Involuntary Liquidation Preference (B)

                  Asset Coverage Test (A/B)

       (Minimum Requirement greater than 3)


                        -------------------------------------------------------
                        USF&G-Pacholder Fund, Inc.
                        By James P. Shanahan, Jr., William J. Morgan,
                        Anthony L. Longi, Jr., or designated accounting officer



                                   Exhibit A
                          (to Articles Supplementary)

                          USF&G PACHOLDER FUND, INC.
                       6.95% CUMULATIVE PREFERRED STOCK
                              ASSET COVERAGE TEST                    Page 1


  Cusip            Issuer         Par Value      Price      Market Value      Market + Accrued Int.
---------    ------------------  -----------    -------    --------------    ----------------------









                                                           --------------    ----------------
                                                  Total
   Asset Coverage Test                 Plus Total Cash & Cash Equivalents
(1)/(2) is greater than 3                                Less Liabilities
                                                                             ----------------
                                        Total Assets Less Liabilities (1)
                                                                             ================

                                                    Outstanding Preferred         33000000.00
                                                        Accrued Dividends
                                                                             ----------------
                                   Involuntary Liquidation Preference (2)
                                                                             ================

              FORM OF CERTIFICATE OF ELIGIBLE PORTFOLIO COVERAGE

                          USF&G-PACHOLDER FUND, INC.
                       6.95% CUMULATIVE PREFERRED STOCK
                  CERTIFICATE OF ELIGIBLE PORTFOLIO COVERAGE
                                (Moody's Test)

-------------------------------------------------------------------------------

                  Total Eligible Assets

            Total Outstanding Preferred
                 plus Other Liabilities


                Eligible Asset Coverage
     (Minimum Requirement 1:1 Coverage)




                        ------------------------------------------------------
                        USF&G-Pacholder Fund, Inc.
                        By James P. Shanahan, Jr., William J. Morgan,
                        Anthony L. Longi, Jr., or designated accounting officer


                                   Exhibit B
                          (to Articles Supplementary)

-----------------------------------------------------------------------------------------------------------------------------------



USF&G PACHOLDER FUND:  MOODY'S RATING COVERAGE COMPLIANCE TEST                                                  Page 1
               AS OF:


                                                         Original    Pub/  Moody's
  Cusip                Issuer                  Coupon   Issue Size   Pvt   Rating   Industry      Par Value       Price
---------  --------------------------------    ------   ----------   ----  -------  --------      ---------       -----











                                                  Unadjusted     Unadjusted Market          Adjustment
  Cusip                Issuer                   Market Value      Plus Accrued Int     less than 50MM Issue
---------  --------------------------------    -------------     -----------------     --------------------




                                                          Adjustment                       Adjustment
  Cusip                Issuer                  less than 50 grester than 100MM Issue       Caa Rated
---------  --------------------------------    -------------------------------------       ----------

-------------------------------------------------------------------------------
                                                                            Page




                                   Adjustment        Adjustment        Total Eligible    Eligible Asset       Adjustment
            Issuer                 Not Rated           Private       Asset Adjustments     Market Value    Industry Exposure
------------------------------  ----------------  -----------------  -----------------  -----------------  -----------------




                                ----------------  -----------------  -----------------  -----------------  -----------------

----------------------------------------------------------------------------------------------------------------------------
                                               Cash           Discounted Cash   Factor

         Cash & Short-Term Money Market                                          1.0           O/S Preferred
             Commercial Paper Rated A-1+                                         1.0           Next Pfd Div.
             Commercial Paper Rated A-1                                          1.0           Accrued Liab.
               A/P Securities Purchased                                                        Make-Whole Prem.
                                                                                               Total Preferred  ------------
                                                                                               Pfd Div & Liab

   Adjustment       Eligible Asset      Discount       Discounted
Issuer Exposure     Adjusted Value       Factor       Market Value
----------------  -----------------  -------------  -----------------




----------------  -----------------                 -----------------

-------------------------------------------------
                    Discounted Cash & Equivalents



                                                    -----------------

                            Total Eligible Assets



                     Total O/S Preferred, Accrued
                  Pfd. Div. & Accrued Liabilities



                          Eligible Asset Coverage
                          (Required to Maintain at least 1:1 Coverage)

                          USF&G-PACHOLDER FUND, INC.
                       6.95% CUMULATIVE PREFERRED STOCK
                  CERTIFICATE OF ELIGIBLE PORTFOLIO COVERAGE
                           (Standard & Poor's Test)

--------------------------------------------------------------------------------


                Total Eligible Assets

                Total Outstanding Preferred
                plus Other Liabilities



                Eligible Asset Coverage
                (Minimum Requirement 1:1 coverage)



                                                ------------------------------
                                                USF&G-Pacholder Fund, Inc.
                                                By James P. Shanahan, Jr.,
                                                   William J. Morgan,
                                                   Anthony L. Longi, Jr. or
                                                   designated accounting officer

------------------------------------------------------------------------------------------------------------------------------------


SF&G PACHOLDER FUND: S&P RATING COVERAGE COMPLIANCE TEST                                                            Page 1
               AS OF:



                                          Original     Pub/   S&P                                     Unadjusted   Unadjusted Market
Cusip           Issuer          Coupon   Issue Size    Pvt   Rating  Industry   Par Value    Price   Market Value  Plus Accrued Int
------     ----------------     ------   ----------    ---   ------  --------   ---------    -----   ------------  -----------------


                                                 Adjustment                        Adjustment                          Adjustment
Cusip           Issuer          Coupon      less than 50MM Issue      greater than 50 mm less than 100 MM Issue        CCC-Rated
------     ----------------     ------      --------------------      -----------------------------------------        ----------



-------------------------------------------------------------------------------
                                                                            Page




                                   Adjustment        Adjustment        Total Eligible    Eligible Asset       Adjustment
            Issuer                 Not Rated           Private       Asset Adjustments     Market Value    Industry Exposure
------------------------------  ----------------  -----------------  -----------------  -----------------  -----------------




                                ----------------  -----------------  -----------------  -----------------  -----------------

----------------------------------------------------------------------------------------------------------------------------
                                               Cash           Discounted Cash   Factor

         Cash & Short-Term Money Market                                                     O/S Preferred
             Commercial Paper Rated A-1+                                                    Next Pfd Div.
             Commercial Paper Rated A-1                                                     Accrued Liab.
               A/P Securities Purchased                                                  Make-Whole Prem.
                                                                                          Total Preferred
                                                                                           Pfd Div & Liab

   Adjustment       Eligible Asset      Discount       Discounted
Issuer Exposure     Adjusted Value       Factor       Market Value
----------------  -----------------  -------------  -----------------




----------------  -----------------                 -----------------

-------------------------------------------------
                    Discounted Cash & Equivalents



                                                    -----------------

                            Total Eligible Assets



                     Total O/S Preferred, Accrued
                  Pfd. Div. & Accrued Liabilities



                          Eligible Asset Coverage
                          (Required to Maintain at least 1:1 Coverage)